Exhibit 23(b)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders of
New Canaan Bank and Trust Company

We consent to the use of our Report dated January 22, 1998, except for Note 14 as to which the date is August 25, 1998, relating to the statements of condition of New Canaan Bank and Trust Company as of December 31, 1997 and 1996 and the related statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which Report appears in the December 31, 1997 Annual Report on Form 10-K of New Canaan Bank and Trust Company as filed with the Federal Deposit Insurance Corporation, and which, together with the said financial statements, have been included in the Registration Statement on Form S-4 filed by Summit Bancorp with the Securities and Exchange Commission. We also consent to the reference to our Firm under the caption "Experts".

                                             /S/ Wolf & Company,  P.C.



Boston, Massachusetts
January 11, 1999